ALLONGE AND MODIFICATION AGREEMENT

This ALLONGE AND MODIFICATION AGREEMENT ("Modification") is entered into this 30th day of December, 2009, by and among LISA PAIGE MONTROSE ("Lender"); and CASINOS USA, INC. a Colorado corporation ("Borrower");

RECITALS

A.

Borrower executed and delivered to Lender its promissory note in the original principal amount of $761,202.21 dated as of January 17, 1997 (the “Note”).

B.

The obligations of Borrower under the Note are secured by a second priority Deed of Trust encumbering certain real property owned by Borrower legally described as Lot 5 and the Easterly 30 feet of Lot 4 laying perpendicular to Lot 5, Block 40, City of Black Hawk, State of Colorado (the “Second Deed of Trust” and “Property”, respectively).

C.

The Second Deed of Trust is junior to a deed of trust granted by Borrower to Astraea Investment Management,  LP dated as of January 17, 1997 (the “Senior Deed of Trust”) securing the repayment of a promissory note in the original principal amount of $783,103.56 (the “Senior Note”).

D.

The Senior Note and Deed of Trust have been assigned to Global Casinos, Inc. and are held by Global Casinos, Inc. as to an undivided 66% interest and by an unaffiliated third party as to an undivided 34% interest.

E.

The Note was modified pursuant to a Term Sheet dated as of July 25, 2002.

F.

The Note has currently matured and is now due and payable.

G.

The current outstanding balance of the Note is $616,987.79 (“Current Outstanding Balance”)

H.

Borrower has requested, and Lender is willing to agree to, an extension of the maturity date of the Note with modifications to its terms and subject to the conditions hereinbelow set forth.

AGREEMENT

NOW THEREFORE, for the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Acknowledgement of Recitals.  Borrower and Lender acknowledge and agree that the foregoing Recitals are true and correct statements of fact and that as of the date of this Modification, they are indebted to Lender for the Current Outstanding Balance as set forth in the foregoing Recitals

2.

Modification of Loan.  Effective as of the date of this Modification, the terms of the Note shall be modified as follows:

2.1

Principal Reduction Payment.    Concurrently with the execution of this Agreement, Borrower shall pay to Lender a principal reduction payment in the amount of $100,000.  Giving effect to such payment, the parties agree that the Current Outstanding Balance of the Note shall be reduced to $516,987.79.

2.2

Maturity Date.  The maturity date of the Loan shall be extended to December 31, 2010 ("Maturity Date"), upon which date all outstanding principal, accrued interest and any unpaid fees and costs shall be immediately due and payable.  Subject to Borrower not then being in default under the Note or Second Deed of Trust, Borrower shall have the right to extend the Maturity Date to December 31, 2011 by paying Lender a principal reduction payment in the amount of $50,000 on or before December 31, 2011.  Subject to Borrower not then being in default under the Note or Second Deed of Trust, Borrower shall also have the right to further extend the Maturity Date to December 31, 2012 by paying Lender an additional principal reduction payment in the amount of $50,000 on or before December 31, 2011.  After December 31, 2012, the Maturity Date will only be further extended by written mutual agreement of Borrower and Lender upon terms acceptable to both parties.

2.3

Interest Rate.  The unpaid principal balance of the Loan shall accrue interest at  the fixed rate of eight percent (8%) per annum, accruing from the date hereof until the Note is paid in full.

2.4

Payments.  Monthly payments of $5,596.15, principal and interest, shall  be due and payable on or before the first day of each month commencing January 1, 2010 and continuing on or before the first day of each month thereafter until the Maturity Date, when all outstanding principal and accrued and unpaid interest shall be paid in full.  The payments are based upon a twelve year amortization.

2.5

Collateral.   Borrower hereby acknowledges and agrees that the Property and  Second Deed of Trust granted to Lender as security for the Loan shall continue to secure the Loan in the same priority position and is not changed or altered in any way by this Modification.

2.6

Fees.  As part consideration of this Modification, Borrower shall be obligated to reimburse Lender for its attorneys' fees and costs incurred in connection with this Modification, not to exceed $8,000,  and to pay Lender a loan extension fee in the amount of $2,584.94 (.05% of the Current Outstanding Balance reduced by the principal reduction payment provided for in Section 2.1 above).

3.

Future Defaults. Borrower acknowledges that Lender has agreed to waive the existing defaults on the Loan; however, Borrower acknowledges and agrees that such waiver does not extend to any future default under the Loan, including, without limitation, in the event additional debt is entered into by Borrower without the prior consent of Lender.

4.

Deferred Payments on Senior Note.   For so long as the Note held by Lender is outstanding and unpaid, Borrower agrees that it will defer and accrue all payments of principal and interest due and owing to Global Casinos, Inc. for its undivided 63.22% interest in the Senior Loan.  This deferral shall terminate ab initio in the event Lender commences an action or proceeding to foreclose on the Property under the Second Deed of Trust.

5.

Authority to Enter into this Modification.  Borrower hereby states that it has the requisite authority to enter into this Modification and hereby indemnifies Lender from any and all claims or losses which Lender may incur as a result of any party lacking the necessary requisite authority to enter into this Modification.  All parties agree to execute any additional documentation or provide any additional documentation as may be reasonably requested by Lender to properly and further effectuate the terms of this Modification.

6.

Governing Law.  This Modification shall be governed by the laws of the State of Colorado.  The prevailing party in any litigation hereunder shall be entitled to recover reasonable legal fees and costs in addition to all other damages and remedies at law.

7.

No Representations Language/No Endorsement of Success or Feasibility.  Borrower and Guarantors understand and agree that Lender's consent to this Modification is not to be construed by them or any other party as an endorsement or acknowledgment by Lender, either explicitly or implicitly, of the feasibility or likelihood of success of this Modification.  Further, Lender makes no representations regarding the tax consequences of this transaction.

8.

Successors Bound/Integration.  The provisions of this Modification shall bind the respective heirs, executors, personal representatives, administrators, successors and assigns of the parties hereto.  This Modification incorporates all prior discussions and negotiations between the parties and may not be amended except in writing duly acknowledged by the parties.

9.

Severability.  The invalidity or unenforceability of any term or provision of this Modification shall not affect the validity or enforceability of the remaining terms and provisions hereof and each provision of this Modification shall be valid and enforceable to the fullest extent permitted by law.

10.

Counterparts.  This Modification may be separately executed, each of which shall be considered an original, and when taken together shall constitute the entire agreement between the parties.

IN WITNESS WHEREOF, the undersigned have caused this Modification to be executed as of the day and year first above written.

CASINOS USA, INC.,  a Colorado Corporation

By:  /s/ Doug James

/s/ Lisa Paige Montrose

Doug James, President

LISA PAIGE MONTROSE

STATE OF COLORADO

)

)

COUNTY OF ____________________

)

The foregoing instrument was acknowledged before me this

 day of December, 2009, by Doug James, President of Casinos USA, Inc.

Witness my hand and official seal.

[SEAL]

Notary Public

My commission expires:

STATE OF COLORADO

)

)

COUNTY OF ELBERT

)

The foregoing instrument was acknowledged before me this 30th day of December, 2009, by Lisa Paige Montrose.

Witness my hand and official seal.

[SEAL]

  /s/ Cindy Matschke

Notary Public

My commission expires:  9/6/2010